UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2021

NEWTOWN LANE MARKETING, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52776	20-3547231
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

c/o Graubard Miller, 405 Lexington Avenue, New York, New York	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination

On February 8, 2021, Newtown Lane Marketing, Incorporated, a Delaware corporation (“Parent”) entered into an Agreement and Plan of Reorganization (“Merger Agreement”) with Newtown Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Cyxtera Cybersecurity, Inc. (doing business as Appgate), a Delaware corporation (the “Company”). Pursuant to the Agreement, Merger Sub will merge with and the Company (the “Merger”) with the Company being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Parent.

The Merger is expected to be consummated in the second quarter of 2021, subject to the fulfillment of certain conditions summarized below.

The following summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement. The Merger Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference.

General

Consideration

Upon consummation of the Merger (the “Closing”), each share of Company common stock outstanding on the closing date will be converted into 234,299.84 shares of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”). Additionally, Parent will assume all of the Company’s obligations under the Company’s note issuance agreement (“Note Issuance Agreement”) and the 5% convertible senior notes (“Convertible Senior Notes”) issued thereunder in an aggregate principal amount of $50 million, with an additional aggregate principal amount of $25 million subject to issuance at Closing (the “Additional Notes”) and a further aggregate principal amount of $25 million issuable, in the option of the holders, within 12 months of signing of the Merger Agreement.

The parties estimate that, at the Closing and assuming none of the Convertible Senior Notes or Additional Notes have been converted into shares of Parent Common Stock and not taking into account an equity incentive plan, the current stockholders of the Company will own approximately 89% of the outstanding Parent Common Stock and the current stockholders of Parent will own approximately 11% of the outstanding Parent Common Stock.

Support Agreements

Concurrently with the execution of the Merger Agreement, the holder of Company common stock representing 100% of the then-outstanding common stock (the “Key Company Stockholder”) entered into an agreement (“Company Support Agreement”) pursuant to which it agreed to (i) appear at a shareholder meeting called by the Company for the purpose of approving the Merger and other transactions contemplated by the Merger Agreement, for the purpose of establishing a quorum, (ii) vote all shares of Company common stock beneficially owned by it (or execute a written consent) in favor of the Merger and the adoption of the Merger Agreement, (iii) vote all shares of Company common stock beneficially owned by it (or execute a written consent) against any action that would reasonably be expected to materially impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (iv) not to solicit, initiate, encourage, or facilitate certain alternate business combinations, and (v) not to transfer, assign, or sell such covered shares, except to certain permitted transferees, prior to the consummation of the Merger.

Concurrently with the execution of the Merger Agreement, Ironbound Partners Fund, LLC (“Ironbound”), the controlling stockholder of Parent, entered into an agreement (“Parent Support Agreement”), pursuant to which Ironbound agreed to (i) appear at a shareholder meeting called by Parent for the purpose of approving the Merger and other transactions contemplated by the Merger Agreement, for the purpose of establishing a quorum, (ii) vote all shares of Parent Common Stock beneficially owned by it (or execute a written consent) in favor of the Merger and the adoption of the Merger Agreement, including certain actions contemplated in the Merger Agreement as necessary to permit consummation of the Merger such as increases in Parent’s authorized shares of common stock, increases to the size of Parent’s board of directors and changing Parent’s name to “Appgate, Inc.”, (iii) vote all shares of Parent Common Stock beneficially owned by it (or execute a written consent) against any action that would reasonably be expected to materially impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (iv) not to solicit, initiate, encourage, or facilitate certain alternate business combinations, and (v) not to transfer, assign, or sell such covered shares, except to certain permitted transferees, prior to the consummation of the Merger.

The foregoing summaries of the Company Support Agreement and the Parent Support Agreement are qualified in their entirety by reference to the form of Company Support Agreement and the Parent Support Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Agreements to be entered into at Closing

The Merger Agreement provides that, prior to Closing, the Key Company Stockholder and Ironbound will enter into a lock-up agreement with Parent (“Lock-Up Agreement”), providing that the Parent Common Stock held by such persons may not be transferred for a period of 12 months following Closing, except to certain permitted transferees and other customary exceptions.

The Merger Agreement provides that, prior to Closing, Parent will enter into an agreement (“Registration Rights Agreement”) with the Key Company Stockholder and Ironbound pursuant to which such parties will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of 1933, as amended (“Securities Act”), of the Parent Common Stock to be issued to them at the Closing, subject to certain conditions set forth therein.

Representations and Warranties

The Merger Agreement contains representations and warranties of Parent, Merger Sub, and the Company relating to, among other things, proper organization and similar corporate matters; capital structure of each constituent company; the authorization, performance and enforceability of the Merger Agreement; licenses and permits; taxes; financial information and absence of undisclosed liabilities; absence of certain changes; absence of litigation; employee matters; restrictions on business activities; holding of leases and ownership of real property, personal property, and intellectual property; taxes; environmental matters; brokers and other third-party expenses; contracts; insurance; interested party transactions; board and shareholder approval; customers and suppliers; and compliance with laws.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to their respective business operations prior to consummation of the Merger, confidentiality and exclusivity, and efforts to satisfy conditions to the consummation of the Merger.

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for (i) Parent and the Company to cooperate in the preparation of an information statement on Schedule 14C (“Information Statement”) for the purpose of notifying the Parent’s other stockholders of the action by written consent of Ironbound as majority stockholder with respect to the approval of the Merger and other transactions contemplated by the Merger Agreement, (ii) Parent to amend its certificate of incorporation to change its name, increase its authorized share capital, and incorporate certain corporate governance practices agreed to by the parties, (iii) Parent to adopt an incentive equity plan, (iv) Parent to enter into the Lock-Up Agreement with Ironbound and the Key Company Stockholder, (v) Parent to enter into the Registration Rights Agreement with the Company stockholders, (vi) the Company to provide certain audited financial statements to Parent (“Company Audited Financial Statements”), (vii) the repayment of the outstanding indebtedness of Parent to Ironbound (“Parent Debt”), and (viii) following the Closing, for Parent to use reasonable best efforts to cause the shares of Parent Common Stock issued in connection with the Merger (including shares issuable upon conversion of the Convertible Senior Notes) to be approved for listing on Nasdaq, subject to official notice of issuance.

No Solicitation

Continuing until the earlier of the termination of the Merger Agreement or the Closing, neither the Company nor Parent (nor the Merger Sub) will, and will cause their respective controlled Affiliates, employees, agents, officers, directors and representatives not to, directly or indirectly, solicit or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group concerning any “Company Competing Transaction” or “Parent Competing Transaction” (as such terms are defined in Merger Agreement).

Conditions to Closing

General Conditions

Consummation of the Merger is conditioned on approval of the Merger Agreement and contemplated transactions by shareholders of Parent and the Company. In addition, the consummation of the transactions is conditioned upon, among other things:

●	all specified waiting periods under the Hart-Scott-Rodino Act shall have expired and no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental entity or statute, rule or regulation that is in effect and prohibits or enjoins the consummation of the Merger;

●	the Information Statement shall have been filed with the Securities and Exchange Commission (“SEC”) in definitive form and transmitted to Parent’s stockholders pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”);

●	the Lock-Up Agreement shall have been executed and delivered by Ironbound and the Key Company Stockholder;

●	the Company Support Agreement and Parent Support Agreement shall be in full force and effect and shall not have been terminated; and

●	The Company shall have delivered to Parent the Company Audited Financial Statements.

Company’s Additional Conditions to Closing

The obligations of the Company to consummate the Merger are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of Parent (subject to certain bring-down standards);

●	performance by Parent of the covenants required to be performed at or prior to Closing;

●	no proceeding is pending or threatened that is reasonably likely to prevent consummation of the Merger or cause the Merger to be rescinded following Closing;

●	no material adverse effect with respect to the Company shall have occurred between the date of the Merger Agreement and the Closing;

●	the execution and delivery of the Registration Rights Agreement;

●	the amendment of Parent’s certificate of incorporation and bylaws in a form reasonably acceptable to Parent and the Company;

●	resignations of certain officers and directors of Parent and Merger Sub, as agreed between Parent and the Company;

●	Parent shall have executed and delivered a supplemental agreement to the Note Issuance Agreement providing for the guarantee by Parent of all obligations thereunder and the assumption of the conversion obligations thereunder, including the substitution of Parent Common Stock for company common stock in all respects; and

●	the Company shall have issued the Additional Notes.

Parent’s Conditions to Closing

The obligations of Parent to consummate the Merger are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of the Company (subject to certain bring-down standards);

●	performance by the Company of the covenants required to be performed at or prior to Closing;

●	no proceeding is pending or threatened that is reasonably likely to prevent consummation of the Merger or cause the Merger to be rescinded following Closing;

●	no material adverse effect with respect to Parent shall have occurred between the date of the Merger Agreement and the Closing;

●	certain existing agreements between the Company and its stockholders having been terminated or amended, as agreed between Parent and the Company; and

●	the Company Audited Financial Statements shall not be materially different, in a manner that adversely impacts the valuation of the Company, from the unaudited financial statements delivered concurrently with the signing of the Merger Agreement.

Waivers

Each party may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement.

Termination

The Merger Agreement may be terminated as follows:

●	by mutual written consent of Parent and the Company;

●	by either Parent or the Company if the Merger has not been consummated on or before November 15, 2021 (“Outside Date”), provided that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the Merger to close on or before such date and such action or failure to act constitutes a breach of the Merger Agreement and provided further if the Audited Financial Statements have not been delivered by the Outside Date but all other conditions to close have been satisfied by such date, the Company shall continue to work diligently and in good faith to satisfy such condition and take additional actions to the extent reasonable and the Outside Date will be extended as necessary until such condition may be satisfied, but in no event later than May 15, 2022;

●	by either Parent or the Company if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the business combination, which order, decree, judgment, ruling or other action is final and non-appealable;

●	by either Parent or the Company if the other party has breached any of its covenants or representations and warranties in any material respect which cannot be cured or, if curable, and has not been cured by the Outside Date, provided that the terminating party is itself not in material breach;

●	by either Parent or the Company if the matters required to be approved by Parent’s stockholders fail to be approved.

Management of Parent after the Merger

After the Merger, Parent’s board of directors will consist of between nine and fifteen directors, as determined by the Key Company Stockholder. The executive officers of the Company will retain their positions with the Company and will become officers of Parent after the Closing.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release jointly issued by Parent and the Company announcing the Merger.

Attached as Exhibit 99.2 to this Current Report on Form 8-K is the form of investor presentation to be used by Parent in presentations for certain of Parent’s stockholders and other persons regarding the proposed Merger.

Attached hereto as Exhibit 99.3 is the transcript of a pre-recorded joint conference call held on February 9, 2021, by Parent and the Company in connection with the announcement of their entry into the Merger Agreement.

The foregoing exhibits and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed and certain information herein is being furnished in respect of the proposed Merger between Parent, Merger Sub, and the Company. Parent intends to file an Information Statement with the SEC which will include important information about the proposed Merger. This document is not a substitute for the Information Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES OF PARENT ARE URGED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS. The Information Statement and other documents relating to the proposed Merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Parent upon written request to Parent at: Newtown Lane Marketing, Incorporated, c/o Graubard Miller, 405 Lexington Avenue, NY, NY 10174.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This Current Report on Form 8-K is not a solicitation of a proxy from any investor or securityholder. However, Parent, the Company, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger under the rules of the SEC. Information about Parent’s directors and executive officers and their ownership of Parent’s securities is set forth in Parent’s filings with the SEC, including Parent’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019. To the extent that holdings of Parent’s securities have changed since the amounts included in Parent’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants will also be included in the Information Statement, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K and the exhibits filed or furnished herewith are not historical facts but are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity.

These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K or the exhibits filed or furnished herewith, and on the current expectations of Parent’s and the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Parent and the Company. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to: the impact of the ongoing COVID-19 pandemic, the impact of catastrophic natural disasters and events, and man-made problems such as power disruptions, computer viruses, data breaches, and terrorism, the Company’s history of losses and its relatively limited operating history, the Company’s current or future amount of indebtedness and the associated restrictive covenants, the failure of more organizations to implement the Company’s technology platform(s), the Company’s inability to attract new customers, the Company’s inability to retain and renew customers, the impact of the Company’s highly competitive industry and the associated possibility of loss of market share to competitors, the inability of historic revenues to be indicative of future performance, the inability of the Company to effectively manage growth, the interruption or delay of delivery of the Company’s services to customers, the actual or perceived failures of the Company’s solutions to address their targeted security threats or prevent security breaches and the impact on the Company’s reputation, the deterioration in the Company’s relationships with its channel partners, the Company’s reliance on a successful relationship with its channel partners and third parties to contribute to its business growth, the inability to maintain and enhance the Company’s brand, the inability to effectively develop, train, and expand the Company’s sales and marketing capabilities, the length and unpredictable nature of the Company’s sales cycles, the Company’s failure to continuously develop or introduce new enhancements to its product offerings and resultant inability to remain competitive, the Company’s failure to adequately fund research and development efforts or complete successful acquisitions in order to remain competitive, any potential breaches of the Company’s internal networks, the lack of interoperability between the Company’s solutions and the network and security infrastructure of the Company’s customers, the Company’s failure to sufficiently invest in IT security may adversely impact the revenue and profitability, the failure to meet customer satisfaction expectations, the inability to comply with service level commitments under customer contracts, the Company’s reliance on key technical, sales and management personnel, the inability to maintain rights to the incorporation of third party technology into offerings, the Company’s reliance on the incorporation of open source and licensed software into its product offerings, costly legal actions, the potential claims of intellectual property infringement against the Company, the Company’s potential involvement with other litigation that may adversely affect the Company, the inability to protect the Company’s intellectual property rights, the inability to continue sales to governmental organizations due to changes in contracting or fiscal policies of such governmental organizations, the inherent risks related to highly regulated and rapidly changing government regulation and the Company’s compliance with governmental import and export controls, which could limit the Company’s global expansion, the inability to satisfy data protection, security, privacy or other government and industry-specific requirements or regulations, the inability to maintain compliance with anti-corruption, anti-bribery and similar laws, the risks inherent in the Company’s international operations including currency exchange rate fluctuations, the inability to service outstanding debt due to insufficient cash flows from business, the failure to raise additional capital necessary to expand operations, the inability to maintain an effective system of internal controls, the potential exposure to tax laws of the various jurisdictions in which the Company operates, the limited use of net operating loss carryforwards and certain other tax attributes, the Company’s failure to meet certain closing conditions to consummate the Merger, the Company’s failure to realize synergies with Parent in the Merger, and Parent’s failure to list its securities on Nasdaq or another national securities exchange after the consummation of the Merger. If any of these risks materialize or Parent’s and the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Parent or the Company presently know or that Parent or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect Parent’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. Parent and the Company anticipate that subsequent events and developments will cause Parent’s and the Company’s assessments to change. However, while Parent and the Company may elect to update these forward-looking statements at some point in the future, Parent and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Parent’s and the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Any financial projections in this Current Report on Form 8-K or the exhibits filed or furnished herewith are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Parent’s and the Company’s control. While all projections are necessarily speculative, Parent and the Company believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections herein should not be regarded as an indication that Parent and the Company, or their respective representatives and advisors, considered or consider the projections to be a reliable prediction of future events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1*	Agreement and Plan of Reorganization, dated as of February 8, 2021, by and among Newtown Lane Marketing, Incorporated, Newtown Merger Sub Corp., and Cyxtera Cybersecurity, Inc.
10.1	Support Agreement, dated as of February 8, 2021, by and among Newtown Lane Marketing, Incorporated, Cyxtera Cybersecurity, Inc., and SIS Holdings, LP.
10.2	Support Agreement, dated as of February 8, 2021, by and among Newtown Lane Marketing, Incorporated, Cyxtera Cybersecurity, Inc., and Ironbound Partners Fund, LLC.
99.1	Press release, dated February 9, 2021.
99.2	Investor Presentation.
99.3	Transcript of Investor Call.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Newton Lane Marketing, Incorporated agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWTOWN LANE MARKETING, INCORPORATED

Dated: February 9, 2021	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President